Remitly to Report Fourth Quarter and Full Year 2021 Financial Results on Wednesday, March 2, 2022

SEATTLE, Feb. 10, 2022 (GLOBE NEWSWIRE) - Remitly Global, Inc. (NASDAQ: RELY) (“Remitly”), a leading digital financial services provider for immigrants and their families, today announced that it will report fourth quarter and full year 2021 financial results after the market close on Wednesday, March 2, 2022. Management will host a conference call and live webcast to present the Company's financial results and answer questions from the financial analyst community at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time that same evening. Conference call and webcast information can be found below.

Remitly Fourth Quarter and Full Year 2021 Financial Results Conference Call and Webcast Information:
When: Wednesday, March 2nd, 2022
Time: 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time
Toll Free Dial-in: (888) 708-0715, Conference ID: 6166097
Live Webcast and Replay: A live webcast and replay of the call will be accessible from the Investor Relations section of the Company’s website at https://ir.remitly.com/.

About Remitly
Remitly is a leading digital financial services provider for immigrants and their families in over 135 countries around the world. Its vision is to transform the lives of immigrants and their families by providing the most trusted financial services on the planet. Through its cross-border remittances, Remitly helps immigrants send money home in a safe, reliable, and transparent manner via its digitally-native app, which eliminates the long wait times, complexities and fees typical of traditional remittance processes. Passbook by Remitly, a money management app specifically designed for immigrants in the United States, eliminates fees and other common barriers to storing, spending, and sending money. Remitly for Developers allows companies to offer locally relevant payout options to customers with a simple API integration. Remitly is headquartered in Seattle and has offices around the world, including London, Kraków, Manila and Managua.

Investor Relations Contact:
Stephen Shulstein
Vice President of Investor Relations
stephens@remitly.com

Media Contact:
Danielle Vincent
remitly@inkhouse.com

SOURCE Remitly Global, Inc.

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